UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2011

MACKAY LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27848	13-3703450

(Commission File Number)	(IRS Employer Identification No.)
175 Strafford Avenue, Wayne, PA 19087

(Address of principal executive offices, including zip code)

(215) 972-1717

(Registrant’s telephone number, including area code)

Biofield Corp.
(Former name or former address, if changed since last report)

Copies to:
Richard Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 13, 2011, MacKay Life Sciences, Inc. (f/k/a Biofield Corp.) (the “Company”) filed a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware changing the Company’s name from “Biofield Corp.” to “MacKay Life Sciences, Inc.”  This corporate action was approved by FINRA and took effect at the open of business on May 3, 2011.

The Company’s CUSIP number for its common stock changed as a result of the name change.  The new CUSIP number is 554516104.

Certificates which reflect the Company’s prior name will continue to be valid.  Certificates reflecting the new corporate name will be issued in due course, as old share certificates are submitted for transfer to the Company’s transfer agent, American Stock Transfer and Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219, telephone: 718-921-8200 or 1-800-937-5449.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Certificate of Amendment to the Certificate of Incorporation, as filed with the State of Delaware

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2011

MACKAY LIFE SCIENCES, INC.
By:	/s/ David Bruce Hong
David Bruce Hong
President and Chief Executive Officer

Exhibits

99.1	Certificate of Amendment to the Certificate of Incorporation, as filed with the State of Delaware